AGREEMENT OF PURCHASE AND SALE
                                 by and between

                       Park Village Investment Partnership
                                   ("Seller")


                                       and


                      Cornerstone Realty Income Trust, Inc.
                                  ("Purchaser")





                             Park Village Apartments
                            2401 L. Don Dodson Drive
                         Bedford, Tarrant County, Texas

                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------

          THIS AGREEMENT OF PURCHASE AND SALE (the "Agreement") is by and between PARK VILLAGE INVESTMENT PARTNERSHIP, (hereinafter called the "Seller") and CORNERSTONE REALTY INCOME TRUST, INC. (hereinafter called the ("Purchaser").

                                    ARTICLE 1

                                   Definitions
                                   -----------

          Section 1.1 As used in this Agreement, unless the content otherwise requires or it is otherwise herein expressly provided, the following terms shall have the following meanings:

          CLOSING: The consummation of the transaction contemplated by this Agreement.

          CLOSING DATE: On or before June 30, 1998; provided, however, Purchaser shall have the right to extend the Closing Date to July 6, 1998 if (i) it provides Seller with written notice thereof prior to the originally scheduled Closing Date, (ii) it is not in Default hereunder and (iii) it deposits an additional $100,000.00 of Earnest Money with the Title Company on or prior to the originally scheduled Closing Date.

          IMPROVEMENTS: The 238-unit apartment complex located on the Real Property, together with all buildings, structures, fixtures and other improvements of every kind and nature situated on, in or under the Real Property.

          PERSONAL PROPERTY: All of Seller's right, title and interest in and to all fixtures; furniture and equipment; building materials, and property of every kind and character, to the extent the foregoing is located on the Property and owned by the Seller and used in connection with the operation of the Improvements, and including without limitation, HVAC units, appliances, drapes, carpeting and other personal property located in each apartment, as well as the trade name Park Village (the "Trade Name") and any telephone numbers assigned to the Trade Name.

          REAL PROPERTY: The real property described on Exhibit "A" annexed hereto.

          TENANT LEASES: All of the Seller's right, title and interest in all leases, licenses, contracts and other agreements for the use or occupancy of space in the Real Property or Improvements.

          TITLE COMPANY: Texas Title Company, 17370 Preston Road, Suite 510, Dallas, Texas, 75252, (972) 931-8192, Attention: Eva Horton.

          Section 1.2 For purposes of determining the time for performance of various obligations under this Agreement, the effective date of this Agreement (the "Effective Date") shall be the date of full execution and delivery of this Agreement by Seller and Purchaser.

                                    ARTICLE 2

                                Sale and Purchase
                                -----------------

          Section 2.1 Subject to the terms and provisions hereof, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the following (collectively, the "Property"):

          (a) Fee simple title to the Real Property and Improvements, together with all right, title and interest, if any, of Seller in and to all strips and gores and any land lying in the bed of any street, road, or avenue, opened or proposed, in front of or adjoining the Real Property; and all easements, rights-of-way, privileges, licenses (written or oral), and all appurtenances thereto.

          (b) All of Seller's right, title and interest in and to:

               (1) All plans and specifications, site plans, soil and substrata studies, architectural drawings, floor plans, and landscape plans relating to the Real Property and Improvements; and

               (2) The Personal Property as described on Exhibit "B"; and

               (3) The Tenant Leases.

          Section 2.2 SELLER AND PURCHASER EXPRESSLY AGREE THAT THE PROPERTY IS SOLD ON AN AS IS BASIS ONLY WITH ALL FAULTS OF ANY KIND, INCLUDING ENVIRONMENTAL (WHETHER ABOVE, WITHIN OR UNDER THE PROPERTY). SELLER EXPRESSLY DISCLAIMS WARRANTIES, EXPRESS OR IMPLIED, AS TO THE FITNESS, ENVIRONMENTAL COMPLIANCE, AREA, CONDITION, QUALITY, QUANTITY, CHARACTER, SIZE, DESCRIPTION, MERCHANTABILITY OR HABITABILITY OF THE PROPERTY OR OTHERWISE EXCEPT AS
SPECIFICALLY  SET  FORTH  IN  THIS  AGREEMENT  AND IN THE  WARRANTY  DEED  TO BE
DELIVERED HEREUNDER. PURCHASER WAIVES ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND IN THE WARRANTY DEED TO BE DELIVERED HEREUNDER.

          PURCHASER REPRESENTS THAT IT IS KNOWLEDGEABLE IN COMMERCIAL REAL ESTATE MATTERS, SPECIFICALLY INCLUDING PROPERTY SIMILAR TO THE PROPERTY. PURCHASER REPRESENTS AND COVENANTS IT EITHER HAS OR WILL CAREFULLY INSPECT THE PROPERTY AND CONSULT WITH COMPETENT PROFESSIONALS BEFORE DETERMINING TO PROCEED WITH THE PURCHASE. PURCHASER IS NOT RELYING (AND WILL NOT RELY IN THE FUTURE) ON ANY STATEMENTS, FACTS OR REPRESENTATIONS MADE BY SELLER, ORAL OR WRITTEN, EXCEPT FOR THOSE MATTERS SPECIFICALLY SET FORTH IN THE CONTRACT. IN THE EVENT THAT PURCHASER ELECTS TO PROCEED WITH PURCHASE OF THE PROPERTY AFTER ANY INSPECTION AND FEASIBILITY PERIOD PROVIDED IN THIS AGREEMENT, PURCHASER REPRESENTS TO SELLER THAT IT HAS, OR WILL DURING THE INSPECTION PERIOD, EXTENSIVELY INSPECTED THE PROPERTY AND IS FULLY FAMILIAR WITH ITS DEFECTS AND, CONSIDERING THE FOREGOING, PURCHASER DESIRES TO PURCHASE THE PROPERTY WITH FULL KNOWLEDGE OF ITS CONDITION AND DEFECTS.

          PURCHASER EXPRESSLY ACKNOWLEDGES THAT THIS SECTION 2.2 IS A MATERIAL FACTOR IN SELLER'S AGREEMENT TO SELL THE PROPERTY FOR THE PURCHASE PRICE.

                                    ARTICLE 3
                          Consideration for Conveyance
                          ----------------------------

          Section 3.1 Subject to the terms, conditions and provisions herein contained, Purchaser agrees to pay, and Seller agrees to accept, as consideration for the conveyance of the Property, SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00)(the "Purchase Price"), which shall be due and payable in cash at closing.

          Section 3.2 As consideration for the conveyance of the Trade Name, the Purchaser shall pay to the Seller, and Seller agrees to accept, the sum of TEN AND NO/100 DOLLARS ($10.00) in cash at Closing. It is expressly agreed that such sum represents that portion of the Purchase Price that is attributable to or paid for the Trade Name.

          Section 3.3 Contemporaneously with the execution of this Agreement, Purchaser hereby delivers to Seller and Seller hereby acknowledges the delivery of, a check in the amount of TEN AND NO/100 DOLLARS ($10.00) ("Independent Agreement Consideration"), which amount the parties bargained for and agreed to as consideration for the Seller's grant to Purchaser of Purchaser's exclusive right to purchase the Property pursuant to the terms hereof and for Seller's execution, delivery and performance of this Agreement. This Independent Agreement Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, nonrefundable under any circumstances, and shall be retained by Seller notwithstanding any other provisions of this Agreement.

                                   ARTICLE 4

                                 Earnest Money
                                 -------------

          Section 4.1 Within two business days of the Effective Date, the Purchaser shall deliver cash or same-day wire transfer of funds in the amount of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) (hereinafter called the "Earnest Money") to the Title Company. At Closing, the Earnest Money shall be applied to the Purchase Price. In the event this Agreement is canceled for any reason whatsoever during the Inspection Period, then the Title Company shall disburse the Earnest Money in the manner provided for elsewhere herein. The Title Company shall be authorized, at Purchaser's option, to invest the Earnest Money in such federally-insured interest-bearing account at the best available short term rate as Purchaser may direct.

          Section 4.2. Termination Prior to End of the Inspection Period. If Purchaser elects to terminate the Purchase Agreement prior to end of the Inspection Period (or any extension thereof), Title Company shall pay the entire Earnest Money to Purchaser one business day following receipt prior to such time of the written notice to such effect from Purchaser (as long as the current investment can be liquidated in one day) and this Agreement shall thereupon terminate. No notice to Title Company from Seller shall be required for the release of the Earnest Money to Purchaser by Title Company. The Earnest Money shall be released and delivered to Purchaser from Title Company upon Title Company's receipt of such notice, despite any objection or potential objection by Seller. Seller agrees it shall have no right to bring any action against Title Company which would have the effect of delaying, preventing, or in any way interrupting, Title Company's delivery of the Earnest Money to Purchaser pursuant to this paragraph, any remedy of Seller being against Purchaser, not Title Company. After the expiration of the Inspection Period, the Earnest Money shall be refundable to Purchaser only upon the occurrence of any of the following events:

          (a)  Default of the Seller;

          (b)  An election to terminate pursuant to Section 5.1;

          (c)  An election to terminate pursuant to Section 7.1 or 7.2; or

          (d) Failure of a condition precedent to Purchaser's obligations hereunder, as set forth in Section 8. 1.

          Section 4.3 The Title Company must sign this Agreement as evidence that the Title Company agrees to be bound by the obligations contained herein with respect to the Earnest Money. In the event the Title Company cannot comply with the obligations imposed pursuant to this Article 4, the Purchaser and Seller shall mutually and reasonably select another title company on or before the expiration of five (5) days following written notice by either party to the other that said selection is required.

                                    ARTICLE 5

                   Obligations, Representations and Warranties
                   -------------------------------------------

Section 5.1

         (a) Within five (5) days after the Effective Date, Seller shall deliver ITS most recent existing survey on the Property (such existing survey and as updated by Purchaser to be known as the "Survey").

         (b) Within five (5) days after the Effective Date hereof, the Seller, at the Seller's sole cost and expense, shall provide to Purchaser a current owner's title policy commitment (hereinafter called the "Title Commitment") for the issuance of a standard form Owner's Policy of Title Insurance to the Purchaser from the Title Company in the full amount of the Purchase and Sale Price, together with good legible copies of all documents (including, but not limited to, recorded instruments) constituting exceptions or restrictions to Seller's title as reflected in the Title Commitment. To the extent Purchaser requests or requires any upgrades or additional endorsements to the Title Policy, such upgrades or additional endorsements shall be at Purchaser's sole cost and expense.

         (c) Purchaser shall have five (5) days from the date of receipt of the Title Commitment in which to review them and to deliver to Seller in writing ("Purchaser's Objection Notice") such objections as Purchaser may have to anything contained or set forth in the Title Commitment. Any items to which Purchaser does not object within such five (5) day period shall be deemed to be "Permitted Exceptions" (herein so called). If Purchaser fails to timely provide Seller ITS Purchaser's Objection Notice, then all exceptions noted shall be deemed to be Permitted Exceptions.

         (d) Seller shall, within five (5) days of ITS receipt of Purchaser's Objection Notice, advise Purchaser in writing ("Seller's Response") which objections (if any) it shall cure or cause to be cured prior to the Closing. Seller has no obligation to cure any title exceptions, except that Seller shall in all events be obligated to cause to be released on or before Closing, (i) all liens filed against the Property, (ii) all items Seller agrees to cure in the Seller's Response, and (iii) any exceptions to title created by Seller and not reflected on the Title Commitment prior to the expiration of the Inspection Period. If, in Seller's Response, Seller declines to cure any item to which Purchaser objected in Purchaser's Objection Notice, Purchaser shall be entitled to terminate this Agreement; provided, however, Purchaser must exercise such right no later than the expiration of the Inspection Period or five (5) days following Seller's response, whichever is later.

Section 5.2

         (a) Upon execution of this Agreement by Seller and Purchaser, Seller shall either deliver to Purchaser or make available at ITS offices, and Seller shall instruct ITS management company to cooperate in making available, the following documents and materials to the extent in Seller's possession (collectively, the "Property Information"):

               (1) All contracts, agreements, permits, licenses, consents, authorizations, government approvals, plans, specifications, as-built architectural drawings and engineering, electrical and mechanical plans;

               (2) All operating information respecting the Property relating to the period of Seller's fee ownership of the Property;

               (3) All Real Property tax bills.

          Notwithstanding the foregoing, the following property information (to the extent in Seller's possession) shall be delivered to Purchaser's offices

               (1) Rent Roll and Apartment Mix List. A current rent roll and delinquency report ("Rent Roll") for the Property and a list of apartments sizes and rents (e.g., "1 bedroom, 1 bath: ______units @ $/mth);

               (2) Financial Information. Operating statements of the Property for the 36 months preceding this Agreement ("Operating Statements") and financial statements (balance sheet, income, expenses and capital improvements) for the Property for the two years preceding this Agreement and year-to-date for the current year;

               (3) Service Contracts. A list, together with copies, of all management, service, supply, equipment rental, and other contracts related to the operation of the Property ("Service Contracts");

               (4) Environmental Reports. Any environmental reports in Seller's possession related to the Property;

          (b) Excluded-Materials. Notwithstanding the foregoing, Seller shall have no obligation to deliver to Purchaser, and the Due Diligence Materials shall not include, any of the following confidential and proprietary materials:

               (i) Information contained in Seller's credit reports, credit authorizations, credit for financial analyses or projections, steering committee sheets, account summaries or other internal documents relating to the Property, including any valuation documents and the book value of the Property;

               (ii) material which is subject to attorney-client privilege or which is attorney work product;

               (iii) appraisal reports or letters;

               (iv)  financial  statements of Seller or any affiliate of Seller;
or

               (v) material which Seller is legally  required not to disclose.

          (c) For purposes of this Agreement, the phrase "Seller's possession" includes the possession of Seller's property manager.

         Section 5.3

               (a) Seller warrants and represents to Purchaser as of the date hereof, and as Closing Date, that:

                    (1) Seller has good and indefeasible  title to the Property, subject to any and all restrictions, covenants, conditions, liens, encumbrances, reservations, easements and other exceptions to title, if any, relating to the Property, shown of record in Tarrant County, Texas, as of the date of execution hereof by Seller, the Tenant Leases, and all zoning laws, regulations and ordinances of municipal and/or other governmental authorities, if any, affecting the Property, as of the date of execution hereof by Seller.

                    (2) The  individual  executing  this  Agreement on behalf of
               Seller has the right, power and authority to execute this Agreement on behalf of Seller, and Seller has the right, power and authority to convey the Property in accordance with the terms of this Agreement.

                    (3) Neither  Seller nor ITS  property  manager has  received written notice of any violations of any applicable law or of any covenant, condition, restriction, or easement encumbering the Property.

                    (4) The Property is a legal lot separately assessed for real estate tax purposes.

                    (5) To Seller's actual knowledge,  there are no (a) proposed public improvements adjacent to the Property which may involve a charge being, levied or assessed against the Property or which may result in the creation of a lien upon the Property, (b) proposed changes in the zoning classification of the Property by the City of Bedford, (c) suits, actions, claims, or legal, administrative, arbitration or other proceedings or governmental investigations that would (i) prevent Seller from conveying the Property to Purchaser or (ii) result in a lien or other encumbrance upon the Property that would be effective against Purchaser, (d) proposed special assessments against the Property,
               (e) penalties or interest due with respect to real estate taxes assessed against the Property, or (f) proposed changes in any road pattern or grade with respect to any road immediately adjacent to and providing a means of ingress and egress to and from the Property. In the event Seller receives notice of any of the foregoing matters prior to Closing, Seller agrees to furnish Purchaser with a copy of any such notice within two (2) days after receipt thereof.

                    (6) The  operating  statements  to be delivered to Purchaser pursuant to this Agreement will be those created in the normal course of business and will, to Seller's actual knowledge without duty of inquiry, show all items of income and expense (operating and capital) incurred in connection with Seller's ownership, operation, and management of the Property for the periods indicated and will, to Seller's actual knowledge without duty of inquiry, be true, correct, and complete in all material respects.

                    (7) Seller has no actual knowledge of any violation of Environmental Laws related to the Property or the presence or release of Hazardous Materials on or from the Property except as disclosed in the Property Information or otherwise. The term "Environmental Laws" includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations and guidelines as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), asbestos and asbestos containing materials and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

               (b) The representations and warranties contained in Section 5.3(a) shall be true and correct in all material respects on the Effective Date, at all times during the term of this Agreement, and on the Closing Date, and shall survive for a period of six (6) months following the Closing Date; and the obligation of the Purchaser to close this transaction is expressly conditioned upon said representations being true and correct on the Closing Date.

          Seller shall advise Purchaser in writing if any representation contained in Section 5.3(a) shall become false or misleading prior to the Closing Date. In the event Seller advises Purchaser as aforesaid or Purchaser discovers, prior to Closing, a breach of a representation by Seller under this Agreement, Purchaser's sole and exclusive remedy shall be either (1) a termination of this Agreement and refund of his Earnest Money or (ii) to waive such breach and proceed to Closing. In the event Purchaser discovers, after Closing, a material breach of a representation by Seller under this Agreement, Purchaser shall notify Seller and provide Seller reasonable opportunity to cure such breach.

          Section 5.4 From the Effective Date until the Closing Date or earlier termination Agreement, Seller shall:

               (a) Operate the Property diligently and in the ordinary course of ITS business.

               (b) Keep, maintain, and repair the Property in a good and presentable condition and comply with all governmental regulations affecting the Property.

               (c) Keep, observe, and perform ITS obligations as landlord under the Tenant Leases.

               (d) Keep, observe, and perform in a timely manner all of ITS obligations under any promissory notes and instruments securing same which encumber the Property and which will be discharged in full prior to Closing.

               (e) Not sell, assign, or convey any right, title, or interest whatsoever in or to the Property (other than entering into Tenant Leases as otherwise permitted by this Agreement), or create or permit to exist any lien, encumbrance, or charge thereon without promptly discharging the same.

               (f) Promptly advise Purchaser in writing of any notices concerning the Property that Seller receives from any appraisal districts, taxing authorities or any governmental agency having jurisdiction over the Property,

               (g) Maintain in full force and effect property insurance in an amount not less the Purchase Price.

               (h) Seller will not, without Purchaser's prior consent, such consent not to be unreasonably withheld, enter into any contract (other than leases, subleases, or modifications or amendments of leases) that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause on 30-days' notice.

          Section 5.5 Purchaser warrants and represents to Seller that as the date hereof: (a) Purchaser is a duly authorized existing Virginia corporation;
(b) Purchaser is qualified to do business in the State of Texas; (c) Purchaser has full right and authority to enter into this Agreement and to consummate the transaction contemplated herein; (d) each of the individuals executing this Agreement on behalf of Purchaser is authorized to do so; (e) this Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with ITS terms; and (f) there are no material legal or administrative proceedings pending or to the best of Purchaser's knowledge threatened against or affecting Purchaser which would affect Purchaser's ability to enter into or close this Agreement.

                                    ARTICLE 6

                              Inspection and Audit
                              --------------------

          Section  6.1 The  Seller  agrees  that from the  Effective  Date until
Closing, the Purchaser, personally or through ITS authorized agents or representatives, shall be entitled to enter upon the Real Property and the Improvements to conduct such reasonable physical and environmental inspections, independent appraisals, and other tests, examinations and studies of the Property as Purchaser desires, including, but not limited to, lease audit, asbestos testing, one unit-by-unit inspection of the Property (but only upon twenty-four (24) hours prior notice for such unit-by-unit inspection), at reasonable times so long as such activities do not interfere with rights of tenants under the Tenant Leases or damage the Property. Purchaser shall indemnify and hold Seller harmless from and against any and all claims, demands, injuries, damages, costs, expenses (including reasonable attorney's fees) or liability incurred by or asserted against Seller as a direct result of any of those visits or inspections.

          Section 6.2 The Purchaser shall have until June 30, 1998 (the "Inspection Period") within which to make all audits, inspections or investigations of the Property desired by the Purchaser. If, at any time prior to the expiration of the Inspection Period, Purchaser is not satisfied with the results of the inspection, in ITS sole and absolute discretion, then Purchaser shall have the absolute right to terminate this Agreement by written notice to Seller, and the Title Company, despite any instructions or communications of any kind, from any party or ITS agent OF representative to the contrary, shall refund the Earnest Money, together with all interest accrued thereon, to Purchaser, and Seller and Purchaser shall have no further rights or duties to each other under this Agreement, except as otherwise provided in the Agreement. If Purchaser does not provide Seller with written notice of termination prior to expiration of the Inspection Period, then Purchaser shall be deemed to have accepted the Property, and the Earnest Money shall become non-refundable as otherwise provided herein.

          Section 6.4. Service Contracts. During the Inspection Period, Purchaser shall have an opportunity to review and inspect the Service Contracts, all of which are terminable upon thirty (30) days written notice to the contract vendor, other than the laundry lease with Central Texas coin Meter (KWIK Wash Laundries) (the "Laundry Lease"). Purchaser will assume the obligations arising from and after the Closing Date under those Service Contracts that are not in default as of the Closing Date; provided, however, if requested by Purchaser in writing, Seller shall deliver a termination notice to the vendor of any of the Service Contracts other than the Laundry Lease, which termination shall be effective upon the expiration of thirty (30) days after Seller delivers such notice. If requested by Purchaser, Seller shall terminate at Closing, and Purchaser shall not assume, any property management agreement affecting the Property, and Seller shall also simultaneously either (a) terminate any existing lease (whether written, oral or otherwise) on the Property between Seller and any employee of the existing property management firm under which rent is waived or is discounted, or (b) use commercially reasonable efforts to modify any such lease to provide for a then-current market rent.

                                    ARTICLE 7

              Damage or Destruction Prior to Closing: Condemnation
              ----------------------------------------------------

          Section 7.1 In the event the Improvements or any of the items constituting the Personal Property should be damaged by any casualty after the Effective Date prior to Closing, and if the cost of repairing such damage, as estimated by a contractor retained by the Purchaser, is:

               (a) less than TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) and less than 90 days to repair, then the Purchaser shall have no right to terminate this Agreement, but Seller shall assign to Purchaser, at Closing, all insurance proceeds (including rent insurance, if any) payable for such damage, and Purchaser shall receive a credit against the Purchase Price in the amount of any deductible required by

          Seller's insurance policies and the sale shall be closed without the Seller's repairing such damage; provided however, Seller shall be obligated to make such emergency repairs as are necessary to prevent further damage to the Property or injury to any person thereon and Seller may use insurance proceeds for this limited Purpose; or if said cost is

               (b) more than TWO HUNDRED FIFTY THOUSAND AND NO/ 100 DOLLARS ($250,000.00) and more than 90 days to repair, then the Purchaser may elect to terminate this Agreement by delivering written notice within ten (10) days following Purchaser's receipt of the contractor's estimate (and, if necessary, the Closing Date shall be extended to give Purchaser the full ten-day period to make such election); and if the Purchaser does not elect to terminate this Agreement, the Seller shall assign to Purchaser, at Closing, all insurance proceeds (including rent insurance, if any) payable for such damage, and Purchaser shall receive a credit against the Purchase Price in the amount of any deductible required by Seller's insurance policies, and the sale shall be closed without the Seller's repairing such damage; provided however, Seller shall be obligated to make such emergency repairs as are necessary to prevent further damage to the Property or injury to any person thereon, and Seller may use insurance proceeds for this limited purpose.

          Section 7.2 In the event of a taking by condemnation or similar proceedings or actions of all of the Property, or any material portion of the Property, Purchaser shall have the option to terminate this Agreement upon written notice to Seller within ten (10) business days after notice thereof (and, if necessary, the Closing Date shall be extended to give Purchaser the full ten-day period to make such election). If Purchaser does not exercise ITS option under the immediately preceding sentence of this Section to terminate this Agreement, then the Agreement shall remain in full force and effect and Seller shall assign or pay to Purchaser at Closing, Seller's entire interest in and to any and all condemnation awards or proceeds from any such proceedings or actions in lieu thereof, and Purchaser shall have the sole right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter. For purpose of this section, the definition of "material" shall include taking of a number of parking spaces such that the property is not in compliance with applicable parking requirements.

          Section 7.3 The parties shall have the rights and duties set forth in this Article VII rather than as prescribed by the Uniform Vendor and Purchaser Risk Act, Texas Property Code Section 5.007.

                                   ARTICLE 8

                Condition Precedent to Obligations of Purchaser
                -----------------------------------------------

          Section 8.1 If on the Closing Date:

               (a) Purchaser has made objections to the title or survey in accordance with Section 5.1 which Seller has agreed to cure or is obligated to cure, and such objections have not been cured;

               (b) Any of the representations and warranties of Seller contained in Section 5.3 are not true and correct in any material respect as of the Closing Date;

               (c) Seller has materially breached any of the covenants contained herein; or

               (d) the Title Company has advised that it is not able to issue the Title Policy in accordance with Section 9.2(i);

then Purchaser may elect, in ITS sole discretion, and as ITS sole and exclusive remedy, to (1) waive any such defect or requirement and close the transaction contemplated herein, or (2) terminate this Agreement, whereupon the Earnest Money, and all interest accrued thereon, shall be immediately returned to the Purchaser by the Title Company.

                                   ARTICLE 9

                                    Closing
                                    -------

          Section 9.1 The Closing hereunder shall take place at the offices of the Title Company, on or before the Closing Date.

          Sections 9.2 At the Closing, Seller shall deliver or cause to be delivered to Purchaser, at Seller's sole cost and expense, except as provided below, each of the following items:

               (a) A special warranty deed, in the form of Exhibit "C" attached hereto, duly executed and acknowledged by Seller, and in form for recording, conveying good and indefeasible fee simple title in the Real Property and Improvements to Purchaser, subject only to the Permitted Exceptions.

               (b) A bill of sale, in the form of Exhibit "D" attached hereto duly executed acknowledged by Seller, conveying the Personal Property.

               (c) Executed originals of all Tenant Leases, to the extent in Seller's possession, together with an assignment, the form of Exhibit "E" attached hereto, duly executed and acknowledged by Seller, assigning the Tenant Leases to Purchaser.

               (d) Letters addressed to each tenant under any Tenant Leases, in the form of Exhibit "F" attached hereto, advising of the change of ownership of the Property, and of the assumption by Purchaser of the liability to return the security deposits, and informing such tenant to make future rental payments to the Purchaser.

               (e) An assignment, in the form of Exhibit "G" attached hereto, duly executed and acknowledged by Seller, assigning (1) all ITS rights under any Miscellaneous Agreements affecting the Property, (2) all warranties, guaranties, and bonds applicable to the Property, or any part thereof, and (3) all of Seller's right, title, and interest, if any, in the Trade Name and (4) all of ITS assignable rights in any licenses and permits affecting the Property.

               (f) At Seller's sole cost and expense, an Owner's Policy of Title Insurance issued by the Title Company on the standard form in use in the State of Texas, insuring good and indefeasible title to the Property in the Purchaser, subject only to the Permitted Exceptions and the standard printed exceptions.

               (g) Such evidence or documents as may be reasonably required by the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of the Seller in connection with the sale of the Property.

               (h) A certification in a from of Exhibit "H" attached hereto duly executed by the Seller under penalties of perjury, containing the following:

                    (1) The Seller's U.S. Taxpayer Identification Number;

                    (2) The home address of the Seller (or the business  address of the Seller if the Seller is not an individual); and

                    (3) A  statement  that the  Seller is not a  foreign  person within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "IRC") (i.e., the Seller is not a nonresident alien, foreing corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the IRC and Income Tax Regulations.

          (i) Seller shall make available at the Property: All keys to all locks on the Property (and an accounting for keys in possession of others); originals (or to the extent not available, copies) of all Service Contracts being assigned to Purchaser; all books, records, advertising, materials, and correspondence pertaining to the Property; and all documents in the possession of the Seller, pertaining to tenants of the Property, including, but not limited to, all applications, correspondence and credit reports relating, to each such tenant, provided that (i) Seller may retain copies of such records as Seller deems necessary and (ii) Purchaser shall provide Seller access to and copies, at Seller's expense, of any material provided by Seller to Purchaser if Seller reasonably requests after Closing.

          (j) A rent roll certified by Seller to be true and correct as of the date of Closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

          (k) A certificate from a licensed contractor, who is regularly engaged in the business of pest control, that all buildings have been serviced for any termite and other wood-boring insect infestation. Said certificate shall be dated within 90 days of closing, bearing the contractor's name, contractors license number, the signature of the party authorized to sign for the Contractor's name, contractors license number, the signature of the party authorized to sign for the Contractor and the date of the inspection. Should material damage exist Seller may, but shall not be obligated to proceed to have any corrective work ("Termite Work") recommended by such contractor completed prior to Closing. If Seller does not complete the Termite Work, if any, prior to Closing, Purchaser, at ITS option may either proceed to Closing and have an amount equal to the cost of the unperformed Termite Work deducted from Seller's proceeds, or may in ITS sole Discretion terminate this Agreement. The Title company shall promptly return Purchaser's deposit upon such termination.

          (1) A representation letter as normally required by auditor's for a public company in the form attached hereto as Exhibit "I". This clause shall survive closing for one year.

Section 9.3 At the Closing, Purchaser shall deliver to Seller the following:

          (a) The Purchase Price, after application of the Earnest Money thereto pursuant to Section 4.1 hereof.

          (b) Such evidence or documents as may reasonably be required by the Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of the Purchaser in connection with the purchase of the Property.

          (c) An assignment, in the form of Exhibit "E" attached hereto, duly accepted by Purchaser.

          (d) Letters addressed to each Tenant under any Tenant Leases, in the form of Exhibit "F" attached hereto, advising of the change of ownership of the Property and the assumption by Purchaser of the liability for return of the security deposits, and informing such tenant to make future rental payments to the Purchaser.

          (e) An assignment, in the form of Exhibit "G" attached hereto, duly accepted by Purchaser.

          Section 9.4 At Closing, the following items shall be adjusted or prorated between Seller and Purchaser:

               (a) Seller shall credit against the Purchase Price tile amount of any rents, fees or bonuses of any kind paid to the Seller pursuant to any Tenant Leases for or attributable to the Closing Date and periods subsequent to the Closing Date. No proration shall be made for rents delinquent by more than 10 days as of the Closing, Date. Purchaser agrees to make a good faith effort to collect such delinquent rents, and shall promptly remit to Seller any delinquent rents collected.

               (b) Taxes, ad valorem or otherwise, for the Property for the current calendar year shall be prorated to date of Closing, and the Seller shall credit against the Purchase Price the amount of Seller's pro rata portion of such taxes. The Seller's pro rata portion of such taxes shall be based upon taxes actually assessed for the current calendar year. If, for any reason, taxes for the current calendar year have not been assessed on the Property, such proration shall be estimated based upon the most recently published tax rate and valuation for the Property for calendar year in which the Closing Date occurs, and adjusted within thirty (30) days following the date when exact amounts are available, and such adjustment provision shall expressly survive Closing.

               (c) All other income and ordinary operating expenses for or pertaining to the Property, public utility charges, maintenance, service charges, and all other normal operating charges of the Property shall be prorated at the Closing effective as of the Closing Date. Seller shall cause all utility meters to be read on the Closing Date and Seller shall credit against the Purchase Price (or furnish evidence of prior payment of) an amount equal to all unpaid utility charges incurred or accrued up to the reading of such utility meters. No prorations or transfers will be made for Seller's utility deposits. Seller shall be entitled to request and receive a refund for all such utility deposits, and Purchaser shall cause all utilities to be placed in ITS own name and be responsible for providing any necessary security deposits as of the date of closing.

               (d) Seller shall credit against the Purchase Price all security deposits held by the Seller under the Tenant Leases and Seller shall retain such security deposits, Purchaser shall thereafter be responsible to the Tenants for the security deposits and shall notify each tenant in writing pursuant to Section 9.3(d) hereof.

               (e) Seller shall credit against the Purchase Price, a sum equal to any future monetary concessions granted by Seller to Tenants under existing Tenant Leases for which Purchaser will become liable after Closing.

          In the event any adjustments pursuant to this Section 9.4 are, subsequent to Closing, found to be erroneous, then either party hereto who is entitled to additional monies shall invoice the other party for such additional amounts as may be owing, together with reasonably detailed information supporting such amounts, and such amount shall be paid within ten (10) days from receipt of the invoice. This covenant shall survive the Closing of the sale contemplated hereby.

          Section 9.5 This Agreement, and the rights and obligations hereunder, may not be assigned by Purchaser without Seller's prior written consent; provided, however, Purchaser shall have the right to assign this Agreement to any party affiliated with Purchaser without Seller's consent. In the event of any such assignment, the original party designated as the Purchaser shall not be released from any duties or obligations hereunder upon the assumption of such obligations by the assignee of Purchaser.

          Section 9.6 Exclusive possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject only to such rights of others pursuant to the Tenant Leases.

          Section 9.7 Except as otherwise  provided herein,  Purchaser shall pay
(i) 50% of all escrow fees relating to the sale of the Property, (ii) except as provided in the next sentence, all costs and expenses of the issuance of the Title Policy, including, but not limited to, the cost of any survey and all endorsements required in connection with the same and (iii) the cost of any of ITS examination and inspections and audits of the Property, including, but not limited to, title cost of any environmental or financial audits. Seller shall pay (i) all of the fees payable in connection with the recording of the Deed including the Tax Certificate and delivery/courier charges, (ii) 50% of all escrow fees relating to the sale of the Property, and (iii) the title insurance premium that would be payable to Title Company if Purchaser has purchased a standard form Owner's Policy of Title Insurance without any endorsements or other modifications. Except as specifically provided in Section 12.5 hereof, each party hereto shall pay ITS own attorneys' fees incurred in the preparation and negotiation of this Agreement and the Closing of the transaction contemplated hereby.

                                   ARTICLE 10

                             Real Estate Commission
                             ----------------------

          Section 10.1 Seller does hereby represent and warrant that it, ITS officers, employees and agents have contracted for no real estate commissions or similar fees and, except for the fees contemplated herein, Seller has not acted in a manner so as to give rise to a claim for such real estate commissions or similar fee. Seller shall be solely responsible for tile payment of any and all real estate commissions, claims to such commissions, and/or similar type fees arising directly or indirectly out of this transaction and based upon the actions of Seller. Seller does hereby agree to indemnify Purchaser against and hold Purchaser harmless from any and all such real estate commissions, claims to such commissions, or similar fees, including attorneys' fees incurred in any lawsuit regarding such commissions or fees, to the extent such claims or liabilities are based upon the actions of Seller. In connection herewith and except as provided herein, Purchaser does hereby represent and warrant that it, ITS officers, employees and agents have contracted for no real estate commissions or similar fees. Purchaser has not acted in a manner so as to give rise to a claim for other real estate commissions or similar fee. Purchaser shall be solely responsible for the payment of any and all real estate commissions, claims to such commissions, and/or similar type fees arising directly or indirectly out of this transaction and based upon the actions of Purchaser. Purchaser does hereby agree to indemnify Seller and hold Seller harmless from and against any such real estate commissions or similar fees, including costs and attorneys' fees incurred in any lawsuit regarding such commissions and fees, to the extent that such claims and liabilities are based upon actions of Purchaser.

          The Apartment Group, Inc., a Texas corporation (Seller's Broker") has acted as Seller's broker in this transaction. Seller has agreed to pay Seller's Broker a commission if, as and when the sale of the Property to Purchaser closes (but not otherwise) on the terms and conditions contained in a separate agreement entered into by Seller and Seller's Broker. Seller shall not be obligated to pay any other real estate commissions.

          Section 10.2 PURCHASER ACKNOWLEDGES THAT, AT THE TIME OF EXECUTION OF THIS AGREEMENT, THE SELLER ADVISED PURCHASER BY THIS WRITING THAT PURCHASER SHOULD HAVE THE ABSTRACT COVERING THE PROPERTY EXAMINED BY AN ATTORNEY OF PURCHASER'S OWN SELECTION OR THAT PURCHASER SHOULD BE FURNISHED WITH OR OBTAIN A POLICY OF TITLE INSURANCE.

                                   ARTICLE 11

                              Remedies of Default
                              -------------------

          Section 11.1 Except to the extent provided otherwise elsewhere in this Agreement, in the event of Seller's default at any time during the term hereof, Purchaser may elect, at ITS option, as its sole and exclusive remedy, (a) to terminate this Agreement and the Earnest Money and all earnings thereon shall be immediately returned to Purchaser by the Title Company, or (b) to enforce specific performance hereunder against Seller and receive all reasonable legal fees and expenses incurred by Purchaser in connection with such suit; provided, however, if the remedy of specific performance is not available to Purchaser, Purchaser shall be entitled to recover its actual OUT-OF-POCKET expenses (but not punitive or consequential damages) Incurred In connection with this transaction, such expenses not to exceed $50,000.00.

          Section 11.2 In the event that Seller is unable to consummate the sale contemplated hereby due to a default by Purchaser, then, as Seller's sole and exclusive remedy and relief, all the Earnest Money shall be paid to the Seller by the Title Company as liquidated damages for the Purchaser's default; provided, however, if Seller files such to enforce this agreement then, in addition to the Earnest Money, Seller shall be entitled to the benefits of
Section 12.5 below. Such amount is agreed upon by and between the Seller and the Purchaser as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof.

          Section 11.3 Notwithstanding the provisions of Sections 11.1 and 11.2 above, in the event that after Closing a party (the "Defaulting Party") breaches an obligation hereunder which is expressly stated herein to survive Closing, the Defaulting Party shall be liable to the other party (the "Non-Defaulting Party") for the damages incurred by the Non- Defaulting Party as a result of such breach, except to the extent provided otherwise elsewhere in this Agreement.

                                   ARTICLE 12

                                 Miscellaneous
                                 -------------

          Section 12.1 All notices, demands, or other communications of any type (herein collectively referred to as "Notices") given by the Seller to the Purchaser or by the Purchaser to the Seller, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Article
12. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by facsimile, by nationally recognized overnight courier, or by United States Mail, as a registered or certified item, return receipt requested. Notices delivered by mail shall be effective when deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, addressed, if to the Purchaser, as follows:


                            Mr. Gus Remppies
                            Cornerstone Realty Group, Inc.
                            306 E. Main Street
                            Richmond, VA 23219
                            Telephone No.:_________________
                            Facsimile No.: (804) 782-9302

With a copy to:             Harry S. Taubenfield
                            Zuckerbrod & Taubenfield
                            575 Chestnut Street
                            P.O. Box 488
                            Cedarhurst, NY 11516
                            Telephone No.:_____________
                            Facsimile No.: (516) 374-3490


                            and

                            Robert E. Morrison, Esq.
                            Brown McCarroll & Oaks
                            300 Crescent Court
                            Suite 1400
                            Dallas, TX 75201
                             Facsimile No.: (214) 999-6170

and addressed, if to the Seller, as follows:

                            Park Village Investment Partnership
                            5944 Luther Lane, Suite 501
                            Dallas, Texas 75225
                            Telephone: 214-369-6192
                            Facsimile: 214-369-7239
                            Attn: David R. Hudgins

With a copy to:

                            Kirk V. Helgeson
                            Octagon Overseas Investment Corporation
                            150 South Los Robles Avenue, Suite 610
                            Pasadena, CA 91101
                            Telephone: 626-795-5901
                            Facsimile: 626-795-5910

          Notice given in person, by facsimile, or by overnight courier shall be effective upon receipt. Either party hereto may change the address for notice specified above by giving the other party ten (10) days advance written notice of such change of address.

          Section 12.2 This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas and the obligations of the parties hereto are and shall be performable in the county wherein the Property is located. Where required for proper interpretation, words in the singular shall include the plural, the masculine gender shall include the neuter and the feminine, and vice versa. The terms "heirs, executors, administrators and assigns" shall include "successors, legal representatives and assigns".

          Section 12.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement may not be modified or amended, except by an agreement in writing signed by the Seller and the Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

          Section 12.4 Time is of the essence of this Agreement.

          Section 12.5 In the event it becomes necessary for either party hereto to file a suit to enforce this Agreement or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and court costs, including appellate costs, incurred in such suit, provided herein.

          Section 12.6 The descriptive headings of the several Articles, Sections and Paragraphs contained in this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          Section 12.7 This Agreement, including the Exhibits and Addenda hereto and the items to be furnished in accordance with Articles 5 and 9 hereof, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Agreement shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Agreement.

          Section 12.8 Multiple originals of this Agreement have been executed by the parties hereto. Each such executed original shall have the full force and effect of all original executed instrument. This Agreement may be executed in multiple counterparts, all of which when taken together shall constitute one and the same agreement. It shall not be necessary that the signature of all parties appear on the same counterpart, so long as each party signs at least one counterpart.

          Section 12.9 Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included, and the last day of the period so computed is to be included, unless Such last day is a Saturday, Sunday or legal holiday under the laws of the State of Texas, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5:00 o'clock p.m. (Central Time).

          Section 12.10 If any term or provision of this Agreement which would not deprive the parties of the benefit of the bargain shall be held to be invalid, illegal, unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby, but each such remaining term and provision shall be valid and shall remain in fall force and effect.

          Section 12.11 Each party hereto acknowledges that each of them has had the benefit of legal counsel of ITS own choice and has been afforded an opportunity to review this Agreement with ITS legal counsel and that this Agreement has been jointly drafted and shall be construed as having been jointly drafted by each party hereto. Accordingly, the rule of construction to the affect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

          Section 12.12 Purchaser is acquiring only the Property and is not the successor of Seller. Purchaser does not assume or agree to pay, or indemnify Seller or any other person or entity against, any liability, obligation or expense of Seller relating to the Property prior to the Closing Date, in any way, except, and only to the extent, if any, expressly provided for herein or in the documents executed at Closing. This provision shall survive Closing.

          Section 12.13 In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Seller and Purchaser, both Seller and Purchaser, hereby agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing, such further acts, deeds and assurances as the other party hereto may reasonably require to (a) evidence and vest in Purchaser the ownership of, and title to, all of the Property in accordance with the terms hereof, and (b) consummate the transactions contemplated hereunder.

          Section 12.14 THIS AGREEMENT IS PERFORMABLE IN TARRANT COUNTY, TEXAS, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF TEXAS. PURCHASER AND SELLER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN TARRANT COUNTY, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN TARRANT COUNTY, TEXAS.

          Section 12.15 Section 1031 Exchange. Purchaser may consummate the purchase of the Property as part of a so-called like kind exchange (the "Exchange") pursuant to 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that: (i) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Purchaser's obligations under this Agreement; (ii) Purchaser shall effect the Exchange through an assignment of this Agreement, or ITS rights under this Agreement, to a qualified intermediary; (iii) Seller shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to incur any additional liability or acquire or hold title to any real property for put-poses or consummating the Exchange; and (iv) Purchaser shall pay any additional costs that would not otherwise have been incurred by Purchaser or Seller had Purchaser not consummated ITS purchase through the Exchange. Seller shall not by this agreement or acquiescence to the Exchange (1) have ITS rights under this Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to Purchaser that the Exchange in fact complies with 1031 of the Code.

          Section 12.16 Confidentiality. All information required by either party in connection with the sale and purchase of the Property or any other operation of Seller and Purchaser shall be confidential and shall not be disseminated without the written approval of the Purchaser and Seller.

          Section 12.17 Public Entity. Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition, Seller agrees to make the information available for Purchaser during normal business hours to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting, Regulation S-X of the Securities and Exchange Commission.

          EXECUTED on this the 23rd day of June, 1998, by Purchaser.


                              CORNERSTONE REALTY INCOME TRUST, INC.


                              By:   /s/ Gus G. Remppies
                                    --------------------------------------------
                              Name: Gus G. Remppies
                                    --------------------------------------------
                              Title: Vice President , Director of Acquisitions
                                    --------------------------------------------


          EXECUTED on this the 24th day of June, 1998, by Seller.

                              PARK VILLAGE INVESTMENT PARTNERSHIP

                              By:  Park Village Investments, Inc.,
                                   General Partner

                              By:  /s/ R. Maurice Crowe
                                   ---------------------------------------------
                                   R. Maurice Crowe, Jr., President

          The Agreement, together with the Purchaser's Earnest Money deposit, has been received by the Title Company this the 26th day of June 1998.

                              TEXAS TITLE COMPANY

                              By:   /s/ Eva A. Horton
                                    --------------------------------------------
                              Name: Eva A. Horton
                                    --------------------------------------------
                              Title:Vice President
                                    --------------------------------------------